INSTALLMENT NOTE
                                 $1,580,717.73
                              BIRMINGHAM, ALABAMA
                                  MAY 1, 1994

For value received, the under signed (whether one or more, hereafter called the "Obligors") promise(s) to pay to the order of SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION (hereinafter called the "Bank" or, together with any other holder of this note, the "Holder"), at any office of the Bank in BIRMINGHAM, ALABAMA, or at such other place as the Holder may designate, the principal sum of ONE MILLION FIVE HUNDRED EIGHTY THOUSAND SEVEN HUNDRED SEVENTEEN, AND 73/100 Dollars, together with interest thereon at the rate provided below from the date of this note (or other interest accrual date shown below) until maturity (whether as originally scheduled or upon acceleration following default), and with interest on the unpaid balance of the principal sum (plus accrued but unpaid interest at maturity, to the extent permitted by law) at the rate which is 2 percent per annum in excess of the rate provided below or the maximum rate allowed by law, whichever is less, from maturity until said indebtedness is paid in full, Interest will continue to accrue daily on the entire unpaid balance of the principal sum of this note until each payment under this note is received by the Holder at the address provided above. Interest will accrue beginning on the date of this note unless another date is shown here: APRIL 29, 1994.

INTEREST RATE -----Variable Rate Interest will accrue on the above-stated principal sum as follows (mark applicable provision): Interest will accrue on the above-stated principal sum at the rate per annum which is __________ percentage points in excess of the Index Rate. Unless another rate is made applicable below, the "Index Rate" is the rate of interest designated by the Bank periodically as its Base Rate. The Base Rate is not necessarily the lowest rate charged by the Bank. The Base Rate on the date of this note is _____ percent. _____ (check box if applicable) The "Index Rate" is the weekly auction average yield of ____ -week U.S. Treasury Bills at the most recent auction prior to the date of the interest rate payable under this note is calculated. The Index Rate on the date of this note is ______ percent. The rate of interest payable under this note will change to reflect any change in the Index Rate:
_____ on any day the Index Rate changes. ___ on the _________ day of each month hereafter. _____ on the day each payment of interest is due as provided below. _________________________ Obligors may prepay this note in full at any time without penalty.

_____ Fixed Rate Interest will accrue on the above-stated principal sum at the rate of 7.70 percent per annum.

Interest on the principal sum will be calculated at the rate set forth above on the basis of a 360-day year and the actual number of days elapsed by multiplying the principal sum by the per annum rate set forth above, multiplying the product thereof by the actual number of days elapsed, and dividing the product so obtained by 360.

PAYMENT SCHEDULE _______ Installments of Principal, Interest Paid Separately The above-stated principal sum and interest thereon shall be paid as follows (mark applicable provision): The Obligors promise to pay the above-stated principal sum in ________ consecutive _____ monthly installments _____ quarterly installments _________ installments in the amount of $ _________ each, beginning _______, 19 ____ and continuing on the same day of each month, quarter, or other period (as applicable) thereafter until _________, 19___ at which time a final installment in the amount of the unpaid balance of the principal sum and all accrued but unpaid interest thereon shall be due and payable.

The Obligors promise to pay accrued interest on the principal sum: _____ monthly ____ quarterly __________________________ beginning ____________ 19,____ and continuing on the same day of each month, quarter, or other period (as applicable) thereafter until final maturity of the principal sum.

_X_ Installments of Principal and Interest The Obligors promise to pay the above-stated principal sum and interest thereon in 59 consecutive _X_ monthly installments ___ quarterly installments ______ installments in the amount of $31,824.79 each, beginning June 1, 1994 and continuing on the same day of each month, quarter, or other period (as applicable ) thereafter until May 1, 1999 at which time a final installment in the amount of the unpaid balance of the principal sum and all accrued but unpaid interest thereon shall be due and payable.

All payments under this note shall be made in U.S. dollars and in immediately available funds at the place where payment is due.

LOAN FEE  (This provision applicable only if completed):

A loan fee in the amount of $ -0- has been included in the amount of this note and paid to the Bank from the loan proceeds ____ paid to the Bank by cash or check at closing. The loan fee is earned by the Bank when paid and is not subject to refund except to the extent required by law.

LATE CHARGE If any scheduled payment is in default 10 days or more, Obligors agree to pay a late charge equal to 5% of the amount of the payment which is in default, but not less than $.50 or more than the maximum amount allowed by applicable law. The preceding sentence does not apply if the original principal amount of this Note is less than $2,000.

COLLATERAL This note is secured by every security agreement, pledge, assignment, stock power, mortgage, deed of trust, security deed and/or other instrument covering personal or real property (all of which are hereinafter included in the term "Separate Agreements") which secures an obligation so defined as to include this note, including without limitation all such Separate Agreements which are of even date herewith and/or described in the space below. In addition, as security for the payment of any and all liabilities and obligations of the Obligors to the Holder (including this note and the indebtedness evidenced by this note and all extensions, renewals and modifications thereof, and all writings delivered in substitution therefor) and all claims of every nature of the Holder against the Obligors, whether present or future, and whether joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, direct or indirect (all of the foregoing are hereinafter included in the term "Obligations"), the Obligor hereby assign to the Holder and grant to the Holder a security interest in and security title to the property (the "Collateral") described below: (Describe Separate Agreements and Collateral.)

VARIOUS EQUIPMENT MORE PARTICULARLY DESCRIBED ON SECURITY AGREEMENT DATED MAY 1, 1994 AND MADE PART THEREOF BY THIS REFERENCE.

The Obligors are jointly and severally liable for the payment of this note and have subscribed their names hereto without condition that anyone else should sign or become bound hereon and without any other condition whatever being made. The provisions printed on the back of this page are a part of this note. The provisions of this note are binding on the heirs, executors, administrators, successors and assigns of each and every Obligor and shall inure to the behalf of the Holder, its successors and assigns. This note is executed under the seal of each of the Obligors and of the indorsers, if any, with the intention that it be an instrument under seal.

CAUTION; IT IS IMPORTANT THAT YOU THOROUGHLY READ THE CONTRACT BEFORE YOU SIGN
IT.

Address of Obligor:        215 COMMERCE BLVD.
                           ANDERSON, SOUTH CAROLINA 29622

No. 5160099/15583

HAMPSHIRE DESIGNERS, INC.
By: /s/ Charles W. Clayton, Vice President

If the Obligors fail to pay any installment of principal or interest or any other sum under this note exactly when it is due or fail to perform any other covenant under this Note when due (time being of the essence of every term of this note); or if any of the Obligors shall fail to pay any other debt or obligation to the Holder exactly when due; or if any of the Obligors or any guarantor or indorser of this note shall die (if an individual) or dissolve or cease to do business (if a partnership or corporation); or (if any of the Obligors or any guarantor or indorser of this note become insolvent, or makes a general assignment for the benefit of creditors, or files or has filed against him, her, or if a petition under any chapter of the United States Bankruptcy Code, or files, or has filed against him, her, or if an application in any court for the appointment of a receive or trustee for any substantial part of his, hers, or its property or assets; or if a judgment or arbitration award is entered against any of the Obligors or any such guarantor or indorser or a levy, writ of execution, attachment, garnishment, seizure or similar writ or judicial process is issued against any of the Obligers or any such guarantor or indorser or any of his, hers, or its property or assets; or if any Obligor, indorser or guarantor of this note transfers all or any valuable part of his, her or its assets outside the ordinary course of business, or wastes, losses, or dissipates or permits waste, loss or dissipation of any valuable part of such person's assets; of if any Obligor, indorser or guarantor of this note is a partnership, and any general partner of such partnership withdraws or is removed; or if any obligor, indorser or guarantor of this note is a corporation and ownership or power to vote more than 50 percent of the voting stock of such corporation is transferred, directly or indirectly (including through any voting trust, irrevocable proxy, or the like), during any 12 month period; or if any default or breach occurs under any of the Separate Agreements; or if any of the Obligors or any indorser or guarantor breaches any subordination agreement or enter creditor agreement made with or for the benefit of the holder; or if at any time in the opinion of the Holder the prospect of payment or performance by any Obligor or any guarantor or indorser of this note becomes impaired, then , if any of the foregoing shall occur, the entire unpaid principal sum of this note and all accrued but unpaid interest thereon shall, at the option of the Holder and without requirement of notice or demand, become due and payable immediately, notwithstanding any time or credit allowed under this note or under any other agreement made by the Holder with Obligors.

Each Obligor and each guarantor and indorser agrees (a) in the event such Obligor, guarantor or indorser is other than an individual, to furnish the Holder at least annually, within 120 days after the end of each calendar year or other fiscal year of such entity, a current financial statements, including a balance sheet and statements of income, cash flows and changes in capital for such year, setting forth in each case in comparative form the corresponding figures for the previous year, together with accompanying schedules and footnotes along with the accountant's letter accompanying the financial statement (if the financial statements were complied or certified by a public accountant, such financial statements to be certified by the chief executive officer, chief financial officer, managing partner or comparable financial officer of such Obligor, guarantor or indorser to be true and complete to the best of his or her knowledge and information and to have been prepared in accordance with generally accepted accounting principles or, if not so prepared, setting forth the manner in which such financial statement departs form generally accepted accounting principles; (b) in the event such Obligor, guarantor or indorser is an individual, to furnish the Holder at least annually, within 90 days after each anniversary date of this note, a personal financial statements in form satisfactory to the Holder, certified by such person to be true and complete to the best of his or her knowledge and belief, and to furnish the Holder, within 30 days after the Holder's request therefore, a copy of the federal income tax return most recently filed by such person; and (c) that this paragraph applies in addition to and not in lieu of any other agreement with the Holder which requires the furnishing of financial information.

As additional Collateral for the payment of all Obligations, the Obligors jointly and severally transfer, assign, pledge, whether in trust for any Obligor or for custody, pledge, collection or otherwise, is now or hereafter in the actual or constructive possession of, or in transit to, the Holder in any capacity, its correspondents or agents, and also continuing lien upon and right of set-off against deposits and credits of each Obligor with, and all claims of each Obligor against the Holder now or at any time or times and without prior notice to apply such property, deposits, credits and claims, in whole or in part and in such order as the Holder may elect, to the payment of, or as a reserve against, one or more of the Obligations, whether other Collateral therefor is deemed adequate or not. All such property, deposits, credits and claims of the Obligors are included in the term Collateral, and the Holder shall have (unless prohibited by law) the same rights with respect to such collateral as it has with respect to other Collateral.

Without the necessity for any further notice to or consent of any Obligor, the Holder may exercise any rights of any of the Obligors with respect to any Collateral, including without limitation thereto the following rights: (1) to record or register in, or otherwise transfer into, the name of the Holder or its nominees any part of the Collateral, without disclosing that the Holder's interest is that of a secured part; (2) to pledge or otherwise transfer any or all of the Obligations and/or Collateral, whereupon any pledgee or transferee shall have all the rights of the Holder hereunder, and the Holder shall thereafter be fully discharged and relieved from all responsibility and liability for the Collateral so transferred but shall retain all rights and powers thereunder as to all Collateral not so transferred; (3) to take possession of any Collateral and to receive any proceeds of and dividends and income on any Collateral, including money, and to hold the same as Collateral or apply the same to any of the Obligations, the manner, order and extent of such application to be in the sole discretion of the Holder; (4) to exercise any and all rights of voting, conversion, exchange, subscription and other rights or options pertaining to any Collateral; and (5) to liquidate, demand, due for, collect, compromise, receive and give receipt for the cash or surrender value of any Collateral. If for any reason whatsoever the collateral shall cease to be satisfactory to the Holder, the Obligors shall upon demand deposit with the Holder additional Collateral satisfactory to the Holder. Surrender of this note, upon payment or otherwise, shall not affect the right of the Holder to retain the Collateral as security for other Obligations. Upon default, the Obligors agree to assemble the Collateral and make it available to Holder at such place or places as the Holder shall designate.

The Holder shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral which is in its possession if it takes such reasonable actions for that purpose as the pledgor of such collateral shall request in writing, but the Holder shall have the sole discretion to determine whether such actions are reasonable. Any omissions to do any act not requested by the pledgor shall not be deemed a failure to exercise reasonable care. The Obligors shall be responsible for the preservation of the Collateral and shall take all steps to preserve rights against prior parties. The holder shall not be liable for, and no Obligor, indorser, or guarantor shall be discharged to any extent on account of, any failure to realize upon, or to exercise any right or power with respect to, any of the Obligations or Collateral, or for any delay in so doing.

The Holder, without making any demand whatsoever, shall have the right to sell all or any part of the collateral, although the Obligations may be contingent or unmatured, whenever the Holder considers such sale necessary for its protection. Sale of the Collateral may be made, at any time and from time to time, at any public or private sale, at the option of the Holder, without advertisement or notice to any Obligor, except such notice as is required by law and cannot be waived. The Holder may purchase the Collateral at any such sale (unless prohibited by law) free from any equity of redemption and from all other claims. After deducting all expenses including legal expenses and attorney's fees as provided below, for maintaining or selling the Collateral and collecting the proceeds of sale, the Holder shall have the right to apply the remainder of said proceeds in payment of, or as a reserve against, any of the Obligations, the manner, order and extent of such application to be in the sole discretion of the Holder. To the extent notice of any sale or other disposition of the Collateral is required by law to be given to any Obligor and cannot be waived, the requirement of reasonable notice shall be met by sending such notice, as provided below, at least ten (10) calendar days before the time of sale or disposition. The Obligor shall remain liable to the Holder for the payment of any deficiency with interest at the rate provided hereinabove. However, the Holder shall not be obligated to resort to any Collateral but, at its election, may proceed to enforce any of the obligations in default against any or all of the Obligors.

With respect to any and all Obligations, to the extent permitted by applicable law, the Obligors and any endorsers of this note jointly and severally waive the following: (1) all rights of exemption of property from levy or sale under execution or other process for the collection of debts under the constitution and laws of the United Sates or of any state thereof; (2) demand, presentment, protest, notice of dishonor, suit against any party and all other requirements necessary to charge or hold any Obligor or indorser liable on any Obligation:
(3) any further receipt for or acknowledgment of the Collateral now or hereafter deposited and any statement of indebtedness; (4) all statutory provisions and requirement for the benefit of any Obligor or indorser, now or hereafter in force (to the extent that same may be waived); (5) the right to interpose any set-off or counterclaim of any nature or description in any litigation in which the Holder and any Obligor or endorser shall be adverse parties; and (6) notice of any intended public or private sale or sales or other intended disposition by the Holder or the Collateral or any part thereof. The Obligors and indorsers agree that any obligations of any Obligor or indorser may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromises, discharged or released by the Holder, and any Collateral, security interest, lien and/or right of set-off securing any Obligation may from time to time, in whole or in part, be exchanged, sold, released, or otherwise impaired, all without notice to or further reservations of rights against any Obligor or any other person and all without in any way affecting or discharging the liability of any Obligor or indorser.

The Obligors jointly and severally agree to pay all filing fees and taxes in connection with this note or the Collateral and all costs of collecting or securing or attempting to collect or secure any of the Obligations, including an attorney's fee in the amount which is 15% of the unpaid balance of this note if an attorney who is not a salaried employee of the Holder is consulted with reference to suit, bankruptcy proceedings, or otherwise following any default hereunder by the Obligors.

The Holder shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies. No officer or agent of the Holder has the authority to amend or waive any of the terms of this note orally, and no amendment or waiver of any kind shall be valid unless in writing and signed by the Holder. All rights and remedies of the Holder under the terms of this note under the Separate Agreements, and under statutes or rules of law are cumulative and may be exercised successively or concurrently. The Obligors jointly and severally agree that the Holder shall be entitled to all rights of a holder in due course of a negotiable instrument. This note shall be governed by and construed in accordance with the substantive laws of the United States and the state where the office of the Bank set forth above in the first paragraph of this note is located, without regard to the rules of such state governing conflicts of law. Any provision of this note which may be unenforceable or invalid under applicable law shall be ineffective to the extent of such unenforceablity or invalidity without affecting the enforceability or validity of any other provision hereof. Any notice required to be given to any person shall be deemed sufficient if delivered to such person or if mailed, postage prepaid, to such person's address as it appears on this note or, if none appears, to any address of such person in the Holder's files. the Holder shall have the right to correct patent errors in this note. A photocopy of this note may be filed as a financing statement in any public office.

The Obligors understand that the Bank may enter into participation agreements with participating banks whereby the Bank will sell undivided interests in this note to such other banks. The Obligors consent that the Bank may furnish information regarding the Obligors, including financial information, to such banks from time to time and also to prospective participating banks in order that such banks may make an informed decision whether to purchase a participation in this note. The Obligors hereby grant to each such participating bank, to the extent of its participation in this note, the right to apply deposit accounts maintained by the Obligors, or any of them with such bank, against unpaid sums owed under this note. Upon written request from the Holder, the Obligors agree to make each payment under this note directly to each such participating bank in proportion to the participant's interest in this note as set forth in such request from the Holder.

If, at any time, the rate or amount of interest, late charge, attorney's fee or any other charge payable under this note shall exceed the maximum rate or amount permitted by applicable law, then, for such time or amount would be excessive, its application shall be suspended and there shall be charged instead the maximum rate or amount permitted under such law, and any excess interest or other charge paid by the Obligors or collected by the Holder shall be refunded to the Obligors or credited against the principal sum of this note, at the election of the Holder or as required by applicable law. Obligors agree that the late charge provided in this note is a reasonable estimate of probable additional unanticipated internal costs to the Holder of reporting, accounting for, and collecting the late payment, that such costs are difficult or impossible to estimate accurately, and that the agreement to pay a late charge is reasonable liquidated damages provision.

The provisions of this paragraph shall control, when applicable, notwithstanding any provision of this note to the contrary; if the Obligors are one or more natural person and the loan is used for personal, family, or household use other than for the purchase of real property, the following provisions are applicable:
(a) the waivers of exemption of property from levy or sale under execution or other process for the collection of debts as hereinabove provided applies only with respect to the Collateral, if any for this note; (b) to the extent that any Separate Agreement covers property which is "household goods", as that term is defined in 12C.F.R. Section 227.12(d), an to the extent the proceeds of the loan evidenced by this note were not used to purchase such property, such "household goods" do not constitute any part of Collateral for the Obligations, and (c) whether or not the loan is used to purchase real property, no consumer protection provision of applicable law and no limitation on the remedy of garnishment provided under federal or state law is waived hereby. If the proceeds of the loan evidenced by this note are used primarily for personal, family, household or agricultural purposes, and if Alabama law governs this note, the agreement hereinabove made to pay an attorney's fee to collection following default applies only if the original principal balance of the loan exceed $300, and the attorney's fee shall be a reasonable fee not exceeding 15% of the unpaid balance of this note after default and referral of this note to an attorney, not a salaried employee of the Holder, for collection. If the proceeds of the loan evidenced by this note are used primarily for personal, family, or household use, and if any of the Separate Agreements grants the Holder a lien on or title to the principal dwelling of any of the Obligors, the Holder waives the benefit of such Obligor's principal dwelling as security for the Obligations, unless such Separate Agreement is specifically described on the reverse side of this note.

EACH INDORSER OF THIS NOTE AGREES TO BE BOUND BY THE PROVISIONS PRINTED OR OTHERWISE APPEARING ABOVE AN DON THE FACE OF THIS NOTE, INCLUDING THE PROVISION FOR PAYMENT OF ATTORNEYS' FEES FOR COLLECTION.

SEE SEPARATE GUARANTEE DATED MAY 1, 1994.

CAUTION - IT IS IMPORTANT THAT YOU THOROUGHLY READ THE CONTACT BEFORE YOU SIGN
IT.

Signature _________________________________

                         ADDENDUM 1 TO INSTALLMENT NOTE
                                EARLY TERMINATION


THIS ADDENDUM I IS HEREBY ATTACHED TO AND MADE A PART OF THAT CERTAIN "INSTALLMENT NOTE" DATED MAY 1, 1994 BETWEEN HAMPSHIRE DESIGNERS, INC. ("BORROWER" OR "OBLIGOR"), HAMPSHIRE GROUP, LIMITED ("GUARANTOR") AND SOUTHTRUST BANK OF ALABAMA, N.A. ("SECURED PARTY").

The interest rate on this note is a fixed rate. Obligor may not prepay this note in whole or in part during the first eighteen months after the date of this note. Thereafter, prepayment, either in whole or in part, will be permitted on any scheduled payment date. for a partial payoff, the payoff amount will be based on the percentage of original cost (new equipment) or appraised value (used equipment) at loan inception for the equipment to be paid off. (Appraised values for the used equipment are shown on Seclude "A"0. At the time of payoff obligor will pay that percentage of the then principal balance plus accrued interest.

                               SECURITY AGREEMENT
                   EQUIPMENT, FARM EQUIPMENT OR CONSUMER GOODS

Debtor(s):
HAMPSHIRE DESIGNERS, INC.
215 COMMERCE BLVD.
ANDERSON, SC  29621

Secured Party:
SOUTHTRUST BANK OF ALABAMA, N.A.
PO BOX 2554
BIRMINGHAM, ALABAMA  35290
MAY 1, 1994

1. In consideration of the loan or other extension of credit this day made to the undersigned or any of them by the Secured Party named above (hereinafter called "Secured Party"), and of any loans or other extensions of credit presently outstanding and any loans or other extension of credit hereafter made to the undersigned or any of them by the Secured Party, and of the renewal or extension of any such loan or other extension of credit, and of any loan or other extension of credit to any other person or entity the payment of which is guaranteed by any of the undersigned, and in consideration of $10 and other valuable consideration to Debtor, receipt of which is hereby acknowledged, and for the purpose of securing the payment as and when due of all such loans and extensions of credit and the interest and other lawful charges thereon and any and all other indebtedness or liability of the undersigned or any of them to the Secured Party, the undersigned (whether one or more, hereinafter called "Debtor") hereby assigns, transfers and conveys to Secured Party, and grants to Secured Party a security interest in, the property described below, all substitutions therefore, and all additions, accessions, accessories and option equipment now or hereafter affixed thereto or used in connection therewith (sometimes hereinafter collectively referred to as "the Collator"); (Describe Collateral)

MORE PARTICULARLY DESCRIBED ON SCHEDULE A ATTACHED HERETO AND MADE A PART HEREOF BY THIS REFERENCE, INCLUDING ALL PARTS ACCESSORIES AND ATTACHMENTS NOW OR HEREAFTER AFFIXED THERETO. PROCEEDS OF THE COLLATERAL INCLUDING PROCEEDS OF ALL INSURANCE ON THE COLLATERAL ARE ALSO SECURITY FOR THIS LOAN. "PURCHASE MONEY SECURITY INTEREST."

Including the following motor vehicles which are a part of the Collateral:
New or Used
Year Model
Number of Cylinders
Make
Body, Type, if Truck Ton Capacity
Model or Series
Manufacturer's Serial Number
Motor Number

Proceeds and products of the above described property are also covered by the security interest created by this agreement. coverage of proceeds and product shall not be construed as giving Debtor any additional rights with respect to the Collateral, and Debtor is not authorized to sell, lease, otherwise transfer, furnish under contract of service manufacture process or assemble the Collateral except in accordance with Secured Party's written consent obtained in advance.

2. A security interest in, and title to, the Collateral shall be and remain in Secured Party until all sums secured by this agreement have been paid in full and Secured Party is duly executed and delivered a written termination of its interest hereunder. The security interest of Secured Party hereunder secures the performance of the covenants and agreements herein set forth, the payment of all indebtedness and other obligations described in paragraph 1 hereof and the interest thereon, all costs and expenses incurred by Secured Party in the collection of said indebtedness, the enforcement of Secured Party's rights hereunder, including the payment of legal expenses and attorney's fees as herein provided, and the payment of any and all liabilities and obligations of Debtor to Secure Party and claims of every nature and description of Secured Party against Debtor, whether present or future, contracted directly with Secured Party or acquired by Secured Party from another, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, direct or indirect. (All of the foregoing in this paragraph are hereinafter included in the term "the Obligations").

3.  Debtor hereby warrants, represents and agrees that:

(a) Except for the security interest created by this agreement, Debtor is the absolute owner of the Collateral free from any adverse claim, lien, security interest or encumbrance, and the same shall be true of Collateral acquired hereafter when acquired; no financial statement or other record of lien, security interest or encumbrance has been filed which relates to the Collateral or which through general language or inclusion of proceeds could relate thereto; and Debtor at Debtor's cost and expense will protect and defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

(b) The Collateral has been acquire and is used, or will be acquired and will be used, by Debtor primarily for the purpose checked below. (Check 1,2 or 3).

_X_1.  In business
___ 2.  For Personal, Family or Household Purposes
___ 3.  In Framing Operations

(c) ___ If this block is checked, this agreement creates a purchase money security interest, and the consideration given for this agreement and for the promissory note(s) executed in connection herewith shall be used to purchase the Collateral, and Secured Party is authorized to disburse such consideration directly to the seller of the Collateral.

(d) The Collateral is kept and will be kept at (attach additional sheets if necessary) Rouse Industrial Park, Chilhowie, Smyth County, Virginia 24319, or if left blank, at the address shown at the beginning of this agreement.

(e) If the collateral has been acquired or is used primarily for personal, family or household purposes or for farming operations, Debtor's residence is the address shown at the beginning of this agreement and if the address so shown is in a different state from the address shown in (d) above, then Debtor has no residence in the state where the Collateral is kept.

(f) If the Collateral includes equipment which is normally used in more than one state (such as motor vehicles, rolling stock, airplanes, road building equipment, commercial harvesting equipment, and construction machinery) and Debtor has a place of business in more than one state, Debtor's chief place of business is:

Street Address
City
County
State/Zip

of if left blank, is the address shown at the beginning of this agreement. If certificates of title are issued or outstanding with respect to any of the Collateral, Debtor will cause the interest of Secured Party to be properly noted thereon.

(g) The Collateral is not and shall not be affixed to real estate so as to be or become a fixture or fixtures, unless such is indicated below in this agreement or unless such is subsequently consented to in writing by Secured Party.

___ If this block is checked, the Collateral is or will be affixed to the real estate describe don an exhibit attached hereto and made a part hereof name of the record owner of the real estate is ______________ If the Collateral is affixed to real estate prior to the perfection of the security interest created by this agreement, Debtor will, on demand of Secured Party, further Secured Party with a disclaimer or disclaimers, signed by all persons having an interest in the real estate, of any interest in the Collateral which is prior Secured Party's interest.

4. Debtor agrees not to use the Collateral in violation of any law nor give a security interest in, assign, sell, transfer, mortgage or in any way encumbrance any of the Collateral without the written consent of Secured Party. Debtor agrees not to conceal nor abandon the Collateral nor remove the Collateral address other than the address specified in this agreement as the place where the Collateral will be kept without giving written notice to Secured Party such removal within five (5) days thereof. Debtor agrees not to rent or lend any motor vehicle or other Collateral to any person or persons or permit the to be used as a taxi for hire. Debtor agrees to pay when due all rents, taxes, assessments and charges levied against the Collateral and other claims that are or may become liens against the collateral or any part thereof and all charges for the use, storage, maintenance and repair of the Collateral, Debtor a to perform or comply with the terms of any lease covering the premises wherein the

Collateral is located and any orders, ordinances, and laws of any government body or agency concerning such premises or the conduct of business therein.

5. Debtor agrees to keep the collateral in good condition and repair, normal wear and tear alone expected, without any cost or liability to Secured Party Debtor agrees not to permit anything to be done that may impair the value of the Collateral or the security intended to be afforded by this agreement in the event of loss or damage to the Collateral, Debtor will immediately send Secured Party written notice thereof and of the extent thereof. The loss, injury or destruction of the Collateral shall not release or any of the Debtor's Obligations to Secured Party, if for any reason whatever the Collateral shall cease to be satisfactory to Secured Party, Debtor agrees to give Secured Party such additional Collateral or other security for the payment of the Obligations as Secured Party may demand.

6. Secured Party may, in its discretion and before or after default (a) inspect the Collateral and inspect and copy all records relating to the Collateral and the Obligations; (b) terminate, on notice to Debtor, Debtor's authority to sell, lease, otherwise transfer, manufacture, process, assemble, or furnish under contracts of service any Collateral as to which any such permission has been given; (c) require Debtor to give possession or control of the collateral to Secured Party; (d) take possession or control of all proceeds of the Collateral, including cash and insurance proceeds payable in the event of any damage to or loss of the Collateral, and apply such proceeds in payment of, or as a reserve against any of the Obligations, the manner, order and extent of such application to be in the sole discretion of Secured Party: (e) take any action Debtor is required to take or which is necessary to obtain, preserve or enforce the security interest created by this agreement, or to maintain and preserve the collateral, without notice to Debtor, and add the costs of same to the Obligations (but Secured Party is under no duty to take any such action); (f) release nay Collateral in Secured party's possession to Debtor, temporarily or otherwise, without waiving any rights to retake or repossess such Collateral; and (g) reject as unsatisfactory any property hereafter offered by Debtor as Collateral.

7. Debtor agrees at all times to maintain insurance against loss of or damage to the collateral against risks of fire (including so-called extended coverage), theft, collision and such other risks as Secured Party may require, and as are allowed by law, in an amount not less than the fair market value of the collateral or the unpaid balance of the Obligations, whichever is less, and written by such insurance companies as shall be satisfactory to Secured party, Debtor may provide such insurance through an existing policy or pa policy independently obtained and paid for by Debtor. Debtor hereby assigns to Secured Party all of Debtor's right, title and interest in and to any and all insurance policies covering the collateral now or hereafter obtained, including all losses payable thereunder, if any, and agrees to deliver said policies or, at Secured Party's election, certificates thereof, to Secured party. Secured Parties shall be named as loss payee in all such policies of insurance and all such policies shall provided a minimum 10 days written notice to Secured Party before cancellation. Debtor authorized Secured Party to procure such insurance and/or to pay t he premiums therefore, if Debtor shall fail to procure such insurance and/or to pay the premiums therefor, and to add the amounts so paid to the Obligations hereby secured; however, Secured Party is under no duty either to procure such insurance and/or to pay the premiums herefor. Secured Party is hereby appointed attorney-in-fact for Debtor with power to compromise, settle or release any claims pertaining to or arising out of said policies and to take possession of and indorse in the name of Debtor any checks or other instruments for the payment of money representing losses payable, return or unearned premiums, and all rights under said policies. Every power herein conferred upon Secured Party is coupled with an interest and is irrevocable by the death or dissolution of Debtor or otherwise. All moneys received by Secured Party on account of losses payable, return or unearned premiums, and all other rights under said policies may, at Secured Party's option, be used to purchase other insurance or to repair, restore, or replace the collateral or may be applied in payment of, or as a reserve against, any of the Obligations, the manner, order and extent of such use or application to be in the sole discretion of Secured Party.

8. Debtor agrees to notify Secured Party in writing within five (5) days after any change in (a) Debtor's name, identity or form or organization; (b) Debtor's mailing address: (c) Debtor's corporate structure; (d) Debtor's chief executive office, principal place of business and/or residence, or (e) any change of use or location of any part of the Collateral in any jurisdiction.

9. Debtor promises to pay all fees, taxes and other costs connected with filing any financing or continuation statements and notation of liens on certificates of title which Secured Party deems necessary or desirable with respect to the security interest created by this agreement. Secured Party is hereby appointed the Debtor's attorney-in-fact to do, at Secured Party's option and at Debtor's expense, al acts and things which Secured Party may deem necessary to perfect and continue perfected the security interest created by this agreement and to protect the collateral, including, without limitation, the completion of this agreement and/or any financing statement consistent with the parties agreement and the signing and filing of financing statements and/or any applications for certificates of title or notation of liens thereon for Debtor at an time with respect to the Collateral. Debtor agrees that a carbon or photostatic copy of this agreement may be filed as a financing statements in an public office.

10. As additional Collateral for the payment of the Obligations, Debtor hereby grants to Secured Party a continuing lien upon and security interest in any and all property of Debtor that for any purpose, whether in trust for Debtor or for custody, pledge, collection or otherwise, is now or hereafter in the actual or constructive possession of, or in transit to, Secured Party in any capacity, or its correspondent or agents, and also a continuing lien upon and right of set-off against all deposits and credits of Debtor with, and all claims of Debtor against, Secured Party at any time existing. Secured Party is hereby authorized at any time or times and without prior notice, to apply such property, deposits, credits and claims, in whole or in part and in such order as Secured Party may elect, to the payment of, or as a reserve against, one or more of the Obligations, whether other Collateral therefore is deemed adequate or not.

11. If default occurs in the payment as and when due of the Obligations hereby secured or any part thereof; or if Debtor breaches or fails to keep any of the covenants or warranties herein contained, or if for any reason whatever the Collateral shall cease to be satisfactory to Secured Party, or if Debtor abandons the Collateral, or if any representation made by Debtor herein or in any statement given to Secured Party shall be materially untrue when made, or if at any time, in the sole option of Secured Party, the financial responsibility of Debtor shall become material impaired; or if any of the following events should occur with respect to Debtor; death (if an individual) or dissolution (if a partnership or corporation); insolvency; assignment for the benefit of creditors; calling of a meeting of any creditors; appointment of a committee of any creditors or liquidating agent; offering to or receiving from any creditors a composition or extension of any of Debtor's indebtedness; making, or sending notice of an intended, bulk transfer; the whole or partial of payment; the whole or partial suspension or liquidation of Debtor's usual business; Debtor's failing, after demand, to furnish Secured Party any financial information or to permit Secured Party to inspect Debtor's books or records of account; commencement of any proceeding, suit, or action (at law or in equity, or under any provisions of the Bankruptcy Code or amendments thereto) for entry of an order for relief, reorganization, composition, arrangement, wage earner's plan, receivership, appointment of a trustee liquidation or dissolution, whether filed by or against Debtor; entry of a judgment or issuance of a writ of attachment or garnishment against, or against any of the property of, Debtor; issuance of an execution against property of Debtor or commencement against Debtor of any proceeding for enforcement of a money judgment, then, upon the happening of any of the foregoing in this paragraph, the Obligations hereby secured , although not yet due, shall at the option of the Secured Party and with or without notice or demand, become immediately due and payable, notwithstanding any time or credit allowed under any of the Obligations or under any instrument evidencing the same.

12. Upon the happening of any default or event set forth in the preceding paragraph, Secured Party will have the right to take possession of the Collateral without taking possession thereof, to sell or otherwise dispose of the Collateral. Upon demand by Secured Party, Debtor will assemble the Collateral and make it available to Secured Party at a place designated by Secured Party. Sale or other disposition of the Collateral may be made, at any time and from time to time, at one or more public or private sales, at the option of Secured Party, without advertisement or notice to Debtor, except such notice as is required by law and cannot be waived. To the extent notice of any sale or other disposition of the Collateral is required by law to be given to Debtor and cannot be waived, the requirement of reasonable notice shall be met by giving such notice as provided below, at least ten (10) calendar days before the time of sale or disposition. Secured Party may purchase the collateral at any such sale unless prohibited by law) free from any equity of redemption and from all other claims. After deducting all expenses, including legal expenses and attorney's fees in the amount of 15% of the unpaid Obligations in default, for retaking, maintaining and selling the Collateral and for collecting the proceeds of sale. Secured Party shall have the right to apply the remainder of said proceeds in payment of, or as a reserve against, any of the Obligations, the manner, order and extent of such application to be in the sole discretion of Secured Party. Debtor shall remain liable to Secured Party for the payment of any deficiency. Secured Party shall not be obligated to resort to any collateral, but at its election, may proceed to enforce any of the Obligations in default against Debtor.

13. Secured Party and its agents may come upon any premises where the collateral is located from time to time to inspect the Collateral and if any event described in paragraph 11 above, shall have occurred, to repossess the Collateral. Debtor agrees that any entry upon such premises for these purposes will not be a trespass on the premises and that Secured Party's repossession of the Collateral after default will not be a trespass to or a conversion of the Collateral. Upon the occurrence of any event set forth in paragraph 11 above, Debtor agrees to remove any non-collateral personal property from the Collateral. If Secured Party should repossess the Collateral or any part of it when Debtor is not in default, or should Secured Party take possession of any non-collateral personal property in connection with any repossession of the Collateral. Debtor agrees that Secured Party's liability will be limited solely to the fair rental value of any such property during the period after Debtor makes formal demand on Secured Party for the return of such property wrongfully taken, which demand must describe specifically the property requested to be returned and the time Secured Party returns possession of such property to Debtor.

14. All rights and powers of Secured Party under this agreement and all right, title and interest of Secured Party in and to the Collateral herein described shall inure to the benefit of Secured Party and is successors and assigns. All covenants, representations, warranties, and agreements of Debtor contained in this agreement are joint and several if there is more than one Debtor, and shall bind each such Debtor's personal representatives, heirs, successors, and assigns. Secured Party will not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder or under any applicable law, and no waiver or amendment of any kind shall be valid unless in writing and signed by Secured Party. All rights and remedies of Secured Party under this agreement and under any statute or rule of law shall be cumulative and may be exercised successively or concurrently. This agreement shall not be terminated, but instead shall continue in force and effect, and shall secure all Obligations of Debtor to Secured Party incurred or arising prior to the execution and delivery of a written termination of this agreement by Secured Party, even though from time to time there may be no outstanding Obligations. Any provision of this agreement which may be unenforceable or invalid under applicable law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof. Debtor hereby waives with respect to the Obligations all rights of exemption of the Collateral from levy or sale under execution or other process for collection of debts under the constitution and laws of the United States or of any state thereof. This agreement shall be governed by and construed according to the substantive laws, other than rules governing conflicts of law, of the state where the address of Secured Party set forth above is located. Any notice required to be given to any person shall be deemed given when delivered or mailed, postage prepaid, to such person's address as it appears on this agreement or the address such person shall have furnished to the other party hereto in writing for such purpose after the date of this agreement. Secured Party has the right to correct patent errors herein.

15. Notwithstanding any provision of this agreement to the contrary, if the Debtor is one or more natural persons and the Obligations are used for personal, family, or household use other than the purchase of real property, the following provisions are applicable: (a) the waivers of exemption of property from levy or sale under execution nor their process for the collection of debts, as hereinabove provided, applies only with respect to the Collateral; (b) to the extent that the Collateral includes property which is "household goods", as that term is defined in 12 C.F.R. Section 227.12(d), and to the extent the Obligations were not used to purchase such property, such "household goods" do not constitute any part of the Collateral for such non-purchase money Obligations, and (c) no consumer protection provision of applicable law and no limitation on the remedy of garnishment provided under federal or state law is waived hereby. Notwithstanding any provision of this agreement to the contrary, if the Obligations were used primarily for personal, family, household or agricultural purposes, the agreement hereinabove made to pay an attorney's fee following default applies only if the original balance of the Obligations exceeds $300, and the attorney's fee shall be a reasonable fee not exceeding 15% of the unpaid balance of the Obligations after default and referral of the Obligations or this agreement to an attorney, not a salaried employee of Secured

Party, for collection or foreclosure, and Debtor acknowledges Secured Party's banker's lien and right of set off by operation of law, but does not grant a lien or security interest under paragraph 10 hereof unless such security interest is properly disclosed on the disclosure statement provided to Debtor.

16. Loan covenants attached hereto and made a part hereof as Addendum 1 to Security Agreement.

IN WITNESS WHEREOF, the undersigned has executed this agreement, consisting of both sides of this page, and any attachments hereto, on the date first set forth above, with the intention that it constitute a contract under seal.

DEBTOR(S)

/s/ Charles W. Clayton
Vice President

HAMPSHIRE DESIGNERS, INC.

                        ADDENDUM 1 TO SECURITY AGREEMENT

                                 LOAN COVENANTS

THIS ADDENDUM I IS HEREBY ATTACHED TO AND MADE A PART OF THAT CERTAIN "SECURITY AGREEMENT" DATED MAY 1, 1994 BETWEEN HAMPSHIRE DESIGNERS, INC. ("BORROWER"), HAMPSHIRE GROUP, LIMITED ("GUARANTOR") AND SOUTHTRUST BANK OF ALABAMA, N.A. ("SECURED PARTY").

1) HGL will provide a Consolidating fiscal year end statement within 120 days of the fiscal year end.

2) There shall be no payments or dividends (excluding operating expenses and management fees) paid to HGL, on a fiscal year basis, by any subsidiary which exceeds that subsidiary's Net Income for such fiscal year.

3) Tangible Net Worth to be less than $12 million for HGL, $8.2 million for Hampshire Designers, Inc. and $3.8 million for Hampshire Hosiery, Inc. ("Tangible Net Worth", for the subsidiaries, includes amounts owed to HGL, which have been subordinated to the National Westminster Bank and/or BHF Bank.)

4) Any default in the Loan Agreement and any default in the Senior Debt Agreement, will result in a default under this agreement.